EXHIBIT 32.02

SECTION 135O CERTIFICATIONS

In connection with this quarterly report of ML Futures Investments L.P. (the “Company”) on Form 10-Q for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (this “Report”), I, Michael L. Pungello, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that

1.     This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2006

By	/s/ MICHAEL L. PUNGELLO
Michael L. Pungello
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)